A C Q U I S I T I O N O F F L A T R O C K C O M P R E S S I O N PERFORMANCE UNDER PRESSURE J u n e 1 5 , 2 0 2 6 Exhibit 99.2

J U N E 2 0 2 6 Disclaimer and Forward-Looking Statements 2 Forward-Looking Statements This Presentation includes certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and information pertaining to us, the acquisition (the “Acquisition”) of Flatrock Compression Holdings, LLC (“Flatrock”), our industry and the oil and gas industry that is based on the beliefs of our management, as well as assumptions made by and information currently available to our management. All statements, other than statements of historical fact included in this Presentation are forward-looking statements. When used in this Presentation, the words “may,” “will,” "expect," “anticipate,” “estimate,” "guidance," “believe,” "continue," "intend," “plan,” “budget” and similar words are intended to identify forward-looking statements. These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of the Company. Forward–looking information includes, but is not limited to, statements regarding: the anticipated benefits of the Acquisition; the expectation that the acquisition will be immediately and meaningfully accretive; expectations regarding earnings, cash flow, and shareholder value creation; and expectations regarding future growth, competitive position, plans and objectives. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the SEC. All forward-looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect. While the Company believes that the assumptions concerning future events are reasonable, investors are cautioned that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Some of these factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) conditions in the oil and gas industry, including the supply and demand for oil and gas and volatility in the prices of oil and gas; (ii) changes in general economic conditions, inflationary pressures, the potential for impact on our financial condition, results of operations and cash flows; (iii) our reliance on major customers; (iv) failure of projected organic growth due to adverse changes in the oil and gas industry, including depressed oil and gas prices, oppressive environmental regulations and competition; (v) our inability to achieve increased utilization of assets, including rental fleet utilization and monetizing other non-cash balance sheet assets; (vi) failure of our customers to continue to rent equipment after expiration of the primary rental term; (vii) our ability to economically develop and deploy new technologies and services, including technology to comply with health and environmental laws and regulations; (viii) failure to successfully integrate and achieve accretive financial results in connection with any acquisitions we may make, including the Acquisition; (ix) unforeseen liabilities acquired in the Acquisition; (x) fluctuations in interest rates; (xi) our ability to make dividends, distributions and share repurchases; (xii) changes in regulation or prohibition of new well or current completion techniques; (xiii) competition among the various providers of compression services and products; (xiv) changes in safety, health and environmental regulations; (xv) changes in economic or political conditions in the markets in which we operate; (xvi) the inherent risks associated with our operations, such as equipment defects, malfunctions, natural disasters and adverse changes in customer, employee and supplier relationships; (xvii) our inability to comply with covenants in our debt agreements and the decreased financial flexibility associated with our debt; (xviii) inability to finance our future capital requirements and availability of financing; (xix) cybersecurity threats, including increased use of artificial intelligence and other emerging technologies; (xx) capacity availability, costs and performance of our outsourced compressor fabrication providers and overall inflationary pressures; (xxi) impacts of world events, such as acts of terrorism, the conflicts in Iran, Ukraine, Venezuela and the greater Middle East, and significant economic disruptions and adverse consequences resulting from possible long-term effects of potential pandemics and other public health crises; and (xxii) general economic conditions. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, neither of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein. Supplemental Non-GAAP Financial Measures This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted EBITDA.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. The Company defines “Adjusted EBITDA” as net income (loss) before interest, taxes, depreciation and amortization, as well as an increase in inventory allowance, impairments, retirement of rental equipment, nonrecurring restructuring charges including severance and non-cash equity-classified stock-based compensation expenses. This term, as used and defined by us, may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance. Note that to the extent forward-looking non- GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The Company defines “leverage” consistent with its credit facility and means, as of the last day of each fiscal quarter, the ratio of (i) all Funded Debt as of such date to (ii) Annualized EBITDA as of such date.

Acquisition of Flatrock

Compelling Strategic & Financial Fit

$120M	~6.2x	~80%	~60k	~20%
Total purchase price	LQA EBITDA (pre-synergies)	Of HP in the Permian	Large HP Units Added	Electric fleet

Transaction Overview

- $110M cash + $10M NGS common stock at the 30-day volume-weighted average price
- Acquired at ~6.2x LQA Adjusted EBITDA (pre-synergies) vs. NGS trading at ~7.8x; Immediate multiple arbitrage, meaningfully accretive to shareholders
- Expanded committed credit facility from $400 to $500 million in conjunction with the transaction retaining the existing $100 million accordion feature providing a potential total commitment of up to $600 million, subject to lender approval
- NGS maintains balance sheet flexibility with a prudent pro forma leverage position of ~3x with substantial undrawn capacity to support continued organic growth

Reported last quarter annualized ("LQA") Adjusted EBITDA of Flatrock at March 31, 2026, is based on financial information provided by Flatrock and excluding expected synergies

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NGSG NATURAL GAS SERVICES GROUP, INC.

Strategic Rationale

High-quality fleet that scales NGS in its core basins at an accretive entry price

1 Proven Field Operations

- Experienced management and field operators with deep basin knowledge
- Further strengthens NGS's operational capabilities by adding expertise to support continued scale

2 Diversifies Customer Mix

- Oxy + Devon concentration reduced from 64% to 54%
- Adds two large publicly traded E&P customers in the Permian Basin

3 Increases Basin Density

- Increases horsepower in Midland Basin creating density across the Permian
- Creates critical mass in the Eagle Ford Basin

4 Complementary Fleet

- Expands NGS's large horsepower compression scale with ~60k horsepower
- Accelerates NGS's electric motor drive fleet growth; Flatrock has ~20% of HP in electric units

5 Comparable Growth

- Flatrock has grown at comparable rates to NGS with significant opportunities to expand further
- NGS grew HP by ~15% and adjusted EBITDA by ~40% (both annually from 2023 to first quarter 2026)

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NGSG NATURAL GAS SERVICES GROUP, INC.

Occidental Petroleum: 35.5% Devon Energy: 18.6%New Customer 1: 4.6% New Customer 2: 3.5% A: 3.2% B: 2.5% C: 2.4% D: 2.3% E: 2.3% F: 2.0% Other: 23.2% Pro Forma Combined Customer Base Customer Diversification 5 Pro Forma Large Customer Concentration Occidental Petroleum Existing ~36% Devon Energy Existing ~19% Large New Customer 1 Via Flatrock ~5% Large New Customer 2 Via Flatrock ~4% Key Takeaways 3 Modest customer overlap between the two fleets 1 NGS's Oxy + Devon concentration falls from ~64% to ~54% 2 Adds two new large, publicly traded E&P customers Lower customer concentration and two new major E&P relationships

Basin Density 6 Complementary placement builds a stronger Permian Basin position and critical mass in the Eagle Ford ▪ NGS: More than 450,000 horsepower ▪ Flatrock: More than 70,000 horsepower Flatrock Fleet UnitsNGS Fleet Units ▪ Flatrock: More than 14,000 horsepower ▪ NGS: More than 19,000 horsepower Permian Basin Eagle Ford Shale (Gulf Coast)

Complementary Fleet 7 ▪ Flatrock’s highly complementary fleet strengthens NGS’s large horsepower and electric motor drive position ▪ Acquisition adds 52k HP of rented Large HP, to NGS’s 440k HP, creating a combined 492k rented large HP fleet (75% of total rented HP) ▪ Flatrock has ~20% of HP in electric units vs. NGS’s 7%, accelerating NGS’s positioning in the growing electric compression segment ▪ Both fleets are CAT-heavy (Flatrock 62%, NGS 49%), ensuring common parts, maintenance expertise, and operational synergies ▪ Ariel compressor frames make up 59% of Flatrock’s HP and 57% of NGS’s, allowing further leverage of distributor discounts NGS Flatrock Combined HP % HP % HP % Large 440,260 76.6% 52,230 60.7% 492,490 74.5% Medium 72,104 12.5% 23,987 27.9% 96,091 14.5% Small 62,605 10.9% 9,816 11.4% 72,421 11.0% Total Rented 574,969 100.0% 86,033 100.0% 661,002 100.0% Fleet Statistics Expands NGS’s Large-Horsepower Scale and Accelerates Electric Fleet Growth Fleet Classification: Large horsepower units are 380HP or more, medium horsepower are 200-379HP, and small horsepower are below 200HP.

Attractive Valuation

Immediate multiple arbitrage while maintaining balance sheet flexibility

EBITDA Multiple	▪ Total Purchase Price: $120 million; $110 million in cash and $10 million in common stock ▪ ~6.2x LQA Adjusted EBITDA multiple pre-synergies
Accretion	▪ Flatrock Adjusted EBITDA multiple trading at ~6.2x vs ~7.8x NGS multiple ▪ Immediate +20% multiple arbitrage for shareholders ▪ Transaction is meaningfully accretive to earnings per share and cash flow
Leverage	▪ Expanded the Company's credit facility from $400 to $500 million (with $100 million accordion) ▪ Continued balance sheet flexibility as the proforma leverage ratio at closing is expected to be ~3x ▪ Substantial undrawn capacity in excess of $130 million
Shareholder Returns	▪ Equity valuation upside based on entry multiple and purchase price ▪ Enhances growth opportunities, cash flow, and ability to return capital to shareholders

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NGSG NATURAL GAS SERVICES GROUP, INC.

NGS Growth Opportunities and Value Levers 9 Fleet Optimization ▪ Opportunity for targeted price increases due to inflation and high utilization ▪ Optimize operations through increased use of data Asset Utilization ▪ Increase utilization of the existing fleet ▪ Improve the marketability of small and medium HP assets via conversions and upgrades ▪ Sell or dispose of units where conversions or upgrades are not justified ▪ Convert non-cash assets into cash ▪ Working capital ▪ Income tax receivable ▪ Owned real estate Fleet Expansion ▪ Pre-contract units with strategic customers ▪ Primarily driven by large horsepower placements at centralized stations ▪ Meet or exceed target return on invested capital Accretive M&A ▪ Pursue value-adding acquisitions in compression rental and related businesses ▪ Value drivers: equipment type, basin location, customer mix ▪ Lower leverage results in better flexibility ✓ ✓ ✓ ✓

THANK YOU Investor Relations Contact: Glenn Wiener (917) 887-8434 ir@ngsgi.com Corporate Address 601 State St, Suite 400 Southlake, Texas 76092 I N V E S T O R P R E S E N T A T I O N | J U N E 2 0 2 6